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                                                                   Exhibit 10.28
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                        CENTILLIUM COMMUNICATIONS, INC.

                     CHANGE OF CONTROL SEVERANCE AGREEMENT

     This Change of Control Severance Agreement (the "Agreement") is made and entered into by and between Kamran Elahian (the "Chairman") and Centillium Communications, Inc., a Delaware Corporation (the "Company"), effective as of December 14, 2000 (the "Effective Date").

                                   RECITALS
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     1.   It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control.
The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Chairman and can cause the Chairman to consider alternative opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Chairman, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined herein) of the Company.

     2. The Board believes that it is in the best interests of the Company and its stockholders to provide the Chairman with an incentive to continue his or her service as Chairman of the Board and to motivate the Chairman to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

     3. The Board believes that it is imperative to provide the Chairman with certain severance benefits upon the Chairman's termination as Chairman of the Board following a Change of Control. These benefits will provide the Chairman with enhanced financial security and incentive and encouragement to remain with the Company notwithstanding the possibility of a Change of Control.

     4. Certain capitalized terms used in the Agreement are defined in Section 6 below.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1.   Term of Agreement.  This Agreement shall terminate upon the date that
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all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

     2.   Severance Benefits.
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               (i)  Involuntary Termination Other than for Cause or Voluntary
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Termination for Good Reason Following a Change of Control.  If within eighteen
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(18) months following a Change of Control (i) the Chairman terminates his or her position with the Company as Chairman of the Board (or any parent or subsidiary of the Company) for "Good Reason" (as defined
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herein) or (ii) the Company (or any parent or subsidiary of the Company)
terminates the Chairman's position as Chairman of the Board for other than "Cause" (as defined herein), or (iii) the Chairman dies or terminates employment due to becoming Disabled (as defined herein) and the Chairman, except in the case of death, signs and does not revoke a standard release of claims with the Company in a form acceptable to the Company, then all of the Chairman's then outstanding options to purchase shares of the Company's Common Stock (the "Options") shall immediately vest and became exercisable. Additionally, all of the shares of the Company's Common Stock then held by the Chairman subject to a Company repurchase right (the "Restricted Stock") shall immediately vest and the Company's right of repurchase with respect to such shares of Restricted Stock shall lapse.

          (b)  Voluntary Resignation; Termination for Cause.  If the Chairman's
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position with the Company as Chairman of the Board terminates (i) voluntarily by the Chairman other than for Good Reason, death or Disability, or (ii) for Cause by the Company, then the Chairman shall not be entitled to receive any benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

          (c)   Termination Apart from Change of Control.  In the event the
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Chairman's position as Chairman of the Board of the Company is terminated for any reason, either prior to the occurrence of a Change of Control or after the eighteen (18)-month period following a Change of Control, then the Chairman shall be entitled to receive benefits only as may then be established under the Company's existing written severance and benefits plans and practices or pursuant to other written agreements with the Company.

          (d)  Exclusive Remedy.  In the event of a termination of Chairman's
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position as Chairman of the Board of the Company within eighteen (18) months following a Change of Control, the provisions of this Section 3 are intended to be and are exclusive and in lieu of any other rights or remedies to which the Chairman or the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement. The Chairman shall be entitled to no benefits, compensation or other payments or rights upon termination of his position as Chairman of the Board of the Company following a Change in Control other than those benefits expressly set forth in this Section 3.

     3. Golden Parachute Excise Tax..  In the event that the benefits provided
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for in this Agreement or otherwise payable to the Chairman (i) constitute
"parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Chairman's severance benefits under this Agreement shall be payable either

               (i)   in full, or

               (ii) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Chairman on an after-tax basis, of the greatest amount of severance benefits under this Agreement, notwithstanding that all or some

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portion of such severance benefits may be taxable under Section 4999 of the
Code. Unless the Company and the Chairman otherwise agree in writing, any determination required under this Section shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Chairman and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Chairman shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

     4.   Pooling of Interests Limitation.  To the extent any of the benefits
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(including the equity compensation vesting acceleration) hereunder would cause a contemplated Change of Control transaction that was intended to be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles, as determined by the Accountants, then this Agreement shall automatically be deemed amended to provide Chairman with such lesser benefits as would allow for the contemplated Change of Control transaction to be accounted for as a "pooling-of-interests" transaction.

     5.   Definition of Terms.  The following terms referred to in this
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Agreement shall have the following meanings:

          (a)  Cause. "Cause" shall mean (i) an act of personal dishonesty taken
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by the Chairman in connection with his responsibilities as Chairman of the Board and intended to result in substantial personal enrichment of the Chairman, (ii) Chairman being convicted of a felony, (iii) a willful act by the Chairman which constitutes gross misconduct and which is injurious to the Company, (iv) following delivery to the Chairman of a written demand for performance from the Company which describes the basis for the Company's reasonable belief that the Chairman has not substantially performed his duties, continued violations by the Chairman of the Chairman's obligations to the Company which are demonstrably willful and deliberate on the Chairman's part.

          (b)  Chairman of the Board.  "Chairman of the Board" means the
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chairman of the board of directors of Centillium Communications, Inc.

          (c)  Change of Control.  "Change of Control" means the occurrence of
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any of the following:

                (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                (ii) Any action or event occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall

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mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

               (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

               (iv) The consummation of the sale, lease or other disposition by the Company of all or substantially all the Company's assets.

          (d)  Disability.  "Disability" shall mean that the Chairman has been
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unable to perform his or her Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Chairman or the Chairman's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days' written notice by the Company of its intention to terminate the Chairman's position as Chairman of the Board. In the event that the Chairman resumes the performance of substantially all of his or her duties hereunder before the termination of his or her employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

          (e)  Good Reason.  "Good Reason" means without the Chairman's express
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written consent (i) a change of the Chairman's position with the Company to anything other than Chairman of the Board; (ii) a substantial reduction of the facilities and perquisites (including office space and location) available to the Chairman immediately prior to such change of position; (iv) a material reduction by the Company in the kind or level of benefits to which the Chairman was entitled immediately prior to such change of position with the result that such Chairman's overall benefits package is significantly reduced; (v) the relocation of the Chairman to a facility or a location more than thirty-five
(35) miles from such Chairman's then present location.

     6.   Successors.
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          (a)  The Company's Successors.  Any successor to the Company (whether
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direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption

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agreement described in this Section 7(a) or which becomes bound by the terms of this Agreement by operation of law.

          (b)  The Chairman's Successors.  The terms of this Agreement and all
               -------------------------
rights of the Chairman hereunder shall inure to the benefit of, and be enforceable by, the Chairman's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     7.   Notice.
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          (a)  General. All notices and other communications required or
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permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one
(1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to Chairman, at his or her last known residential address and (ii) if to the Company, at the address of its principal corporate offices (attention: Secretary), or in any such case at such other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above.

          (b)  Notice of Termination.  Any termination by the Company for Cause
               ---------------------
or by the Chairman for Good Reason or Disability or as a result of a voluntary resignation shall be communicated by a notice of termination to the other party hereto given in accordance with Section 8(b) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than thirty (30) days after the giving of such notice). The failure by the Chairman to include in the notice any fact or circumstance which contributes to a showing of Good Reason or Disability shall not waive any right of the Chairman hereunder or preclude the Chairman from asserting such fact or circumstance in enforcing his or her rights hereunder.

     8.   Miscellaneous Provisions.
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          (a)  No Duty to Mitigate.  The Chairman shall not be required to
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mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Chairman may receive from any other source.

          (b)  Waiver.  No provision of this Agreement shall be modified, waived
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or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Chairman and by an authorized officer of the Company (other than the Chairman). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

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          (c)  Headings.  All captions and section headings used in this
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Agreement are for convenient reference only and do not form a part of this
Agreement.

          (d)  Entire Agreement. This Agreement constitutes the entire agreement
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of the parties hereto and supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof.

          (e)  Choice of Law.  The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
California.

          (f)  Severability. The invalidity or unenforceability of any provision
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or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (g)  Withholding. All payments made pursuant to this Agreement will be
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subject to withholding of applicable income and employment taxes.

          (h)  Counterparts.  This Agreement may be executed in counterparts,
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each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer.

COMPANY                            CENTILLIUM COMMUNICATIONS, INC.

                                   By:     /s/ JOHN W. LUHTALA
                                         ---------------------------------

                                   Title:    CFO
                                         ---------------------------------


CHAIRMAN                           KAMRAN ELAHIAN

                                   By:      /s/ KAMRAN ELAHIAN
                                         ---------------------------------

                                   Title:    Chairman
                                         ---------------------------------

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